                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                       THE REYNOLDS AND REYNOLDS COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                    [THE REYNOLDS AND REYNOLDS COMPANY LOGO]

                        THE REYNOLDS AND REYNOLDS COMPANY
                                One Reynolds Way
                               Dayton, Ohio 45430

January 6, 2005

Dear Shareholders:

Please attend our Annual Meeting of Shareholders on Thursday, February 17, 2005 at 11:00 a.m., Eastern Standard Time. The meeting will be held at The Reynolds and Reynolds Company headquarters located at One Reynolds Way, Dayton, Ohio 45430. Please note that this is a different location than where the meeting has been held in recent years. Directions to the meeting appear on the back page of this booklet.

The Notice of Meeting and Proxy Statement following this letter describe the business to be transacted at the meeting. During the meeting we will also report on our current activities and give you an opportunity to ask questions. We encourage you to participate in the meeting.

Whether or not you plan to attend the meeting, we urge you to complete and sign the enclosed proxy card or vote your shares over the Internet or by telephone as described in the enclosed proxy statement promptly so that your shares will be represented. The vote of every shareholder is important.

We look forward to welcoming you at the meeting.

Sincerely,

/s/ Philip A. Odeen

Philip A. Odeen
Chairman and Acting Chief Executive Officer

                        THE REYNOLDS AND REYNOLDS COMPANY
                      One Reynolds Way, Dayton, Ohio 45430

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                       DATE:   Thursday, February 17, 2005
                       TIME:   11:00 a.m. EST
                       PLACE:  The Reynolds and Reynolds Company
                               One Reynolds Way
                               Dayton, Ohio  45430

PURPOSES OF THE MEETING:

                  -        To elect four (4) members of the Board of Directors;

                  -        To approve the Non-Employee Director Stock
                           Compensation Plan;

                  - To approve the material terms of a performance-based compensation plan to secure deductibility of officer compensation exceeding one million dollars;

                  - To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm; and

                  - To transact any other business as may be properly presented at the meeting.

RECORD DATE:

      We have established December 14, 2004 as the record date for the meeting. This means that only owners of our stock at the close of business on that date are entitled to receive notice and to vote at the meeting or any adjournment(s) of the meeting.

ANNUAL REPORT:

      A copy of our Annual Report to Shareholders (including the Annual Report on Form 10-K) for the fiscal year ended September 30, 2004 is being provided with this Notice of Meeting and Proxy Statement.

                                            BY ORDER OF THE BOARD OF DIRECTORS
                                            Douglas M. Ventura, Secretary

Dayton, Ohio
January 6, 2005

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL THE MATTERS. YOUR VOTE IS IMPORTANT. PLEASE CONSIDER THE ISSUES PRESENTED IN THIS PROXY STATEMENT AND VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE.

TABLE OF CONTENTS:

                                                                                              Page
                                                                                              ----
INFORMATION CONCERNING THE ANNUAL MEETING                                                       1

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                                     4

Proposal I - Election of Directors                                                              5

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS                                                     7

COMPENSATION AND INDEMNIFICATION OF DIRECTORS                                                   9

REPORT OF THE AUDIT COMMITTEE                                                                  10

EXECUTIVE COMPENSATION                                                                         13

         SUMMARY COMPENSATION TABLE                                                            13

         OPTIONS GRANTED IN LAST FISCAL YEAR                                                   15

         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR                                       15

              AND FISCAL YEAR-END OPTION VALUES

         PENSION PLAN TABLE                                                                    16

EMPLOYMENT AND CHANGE IN CONTROL SEVERANCE AGREEMENTS                                          17

COMPARATIVE STOCK PRICE PERFORMANCE GRAPH                                                      19

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION       20

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION                                    24

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                                 24

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE                                        25

Proposal II - Approval of Non-Employee Director Stock Compensation Plan                        25

Proposal III - Approval of Material Terms of a Performance  -Based Compensation Plan           26

Proposal IV - Ratification of Appointment of Deloitte & Touche LLP as our Independent          27

          Registered Public Accounting Firm

OTHER MATTERS                                                                                  28

         Shareholder Proposals                                                                 28

         Electronic Receipt of Proxy Materials                                                 28

         Other Matters to be Discussed at Meeting                                              28

APPENDICES:

APPENDIX A - DEFINITION OF DIRECTOR INDEPENDENCE                                              A-1

APPENDIX B - AUDIT COMMITTEE CHARTER                                                          B-1

APPENDIX C -  NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN                                   C-1

                        THE REYNOLDS AND REYNOLDS COMPANY
                      One Reynolds Way, Dayton, Ohio 45430

                                 PROXY STATEMENT

      This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors of The Reynolds and Reynolds Company (the "company", the "Company" or "we" or "us"") for our Annual Meeting of Shareholders to be held on February 17, 2005. To assist us in soliciting proxies, we have retained Georgeson Shareholder Communications, Inc. We will pay Georgeson a fee estimated to be $8,500, plus out-of-pocket expenses. Our employees may also solicit proxies by mail, telephone, fax, e-mail or in person. We will pay all costs associated with the solicitation of proxies. If we request nominees and brokers to solicit their principals and customers for their proxies, we will reimburse the nominees and brokers for their reasonable out-of-pocket expenses.

      This proxy statement and the accompanying form of proxy are first being mailed to shareholders on or about January 6, 2005.

INFORMATION CONCERNING THE ANNUAL MEETING

WHAT MATTERS WILL BE VOTED ON AT THE MEETING?

      At the meeting, shareholders will vote on the following matters:

      -     to elect four (4) members of the Board of Directors;

      -     to approve the Non-Employee Director Stock Compensation Plan;

      - to approve the material terms of a performance-based compensation plan to secure deductibility of officer compensation exceeding one million dollars (the "162(m) Plan");

      - to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm; and

      - to transact any other business as may be properly presented at the meeting.

WHAT ARE THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS?

      The Board of Directors recommends that you vote FOR each of the matters.

WHO IS ENTITLED TO VOTE?

      Our shareholders of record as of the close of business on December 14, 2004, the record date for the meeting, are entitled to vote at the meeting or any adjournment(s) of the meeting.

HOW MAY I VOTE MY SHARES?

      There are four ways you may vote your shares:

      - by marking, signing and dating the enclosed proxy card and returning it to us in the envelope provided;

      - by using any touch-tone telephone and dialing 1-800-560-1965 to vote your proxy;

      - by logging onto the Internet at Http://www/eproxy.com/rey/ and following the instructions posted on the Web site; or

      - by attending the meeting and voting in person (but only if your shares are registered directly on our books and not held in "street name" through a broker, bank, or other nominee).

HOW DO I REVOKE A PREVIOUSLY GRANTED PROXY?

      You may revoke a previously granted proxy by:

      - giving written notice of your revocation to our corporate secretary, Douglas M. Ventura, at One Reynolds Way, Dayton, Ohio 45430, which will not be effective until it is received;

      - submitting a later dated and properly executed proxy to us by means of mail or the Internet;

      - using any touch-tone telephone and dialing 1-800-560-1965 to vote a later recorded proxy; or

      - attending the meeting and voting in person at the meeting (but only if your shares are registered directly on our books and not held in "street name" through a broker, bank, or other nominee). Your presence at the meeting alone, without further action, will not revoke a proxy you may have previously granted.

HOW WILL MY PROXY BE VOTED?

      If your proxy is properly executed, returned and received by us via mail, telephone or the Internet prior to the meeting and is not revoked, it will be voted in accordance with your instructions. If you do not indicate any voting instructions on your proxy, all of your shares will be voted to elect the director nominees, to approve the Non-Employee Director Stock Compensation Plan, to approve the 162(m) Plan, and to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm as described in the Notice of Meeting and this Proxy Statement and, in the discretion of the appointed proxies, upon other matters properly brought before the meeting.

HOW MANY SHARES CAN BE VOTED?

      We have two classes of authorized common stock outstanding: Class A Shares with no par value and Class B Shares with no par value. As of November 30, 2004, there were 240,000,000 Class A Shares authorized, of which 63,993,592 were issued and outstanding, and 40,000,000 Class B Shares authorized, of which 14,000,000 were issued and outstanding. In addition, we have authorized 60,000,000 Preferred Shares with no par value. As of November 30, 2004, no Preferred Shares were issued and outstanding. Our Class A Shares are listed on the New York Stock Exchange under the symbol "REY." There is no public market for our Class B Shares.

      Each holder of Class A Shares and Class B Shares is entitled to one vote per share held of record as of the record date for the meeting. All shares vote as a single class except as otherwise required by Ohio law.

MAY SHAREHOLDERS CUMULATE THEIR VOTES WHEN ELECTING DIRECTORS?

      Cumulative voting will not be permitted unless a shareholder acting pursuant to Section 1701.55 of the Ohio Revised Code gives written notice to us of his or her desire to exercise cumulative voting rights. Notice must be given to our Chairman or our Secretary not fewer than 48 hours before the scheduled start of the meeting. If an announcement of the giving of this notice is made at the start of the meeting by the Chairman or Secretary, or by or on behalf of the shareholder giving the notice, each shareholder will have the right to cumulate his or her votes when voting for directors. In voting cumulatively, a shareholder may give one candidate that number of votes determined by multiplying the number of his or her shares by the number of directors to be elected or may distribute that number of votes among two or more candidates as he or she sees fit. If cumulative voting is elected and no further instructions are given, the appointed proxies will, at their discretion, distribute the votes they cast among the director nominees.

WHAT IS A "QUORUM"?

      A "quorum" of shareholders is necessary for us to hold a valid meeting. If at least a majority of issued and outstanding Class A Shares and Class B Shares considered as a single class are present at the meeting either in person or by proxy, a quorum will exist. For purposes of determining the presence of a quorum, shares will be counted if they are present in person or by proxy. Abstentions and broker non-votes will be counted as "present" to establish a quorum. Although abstentions and broker non-votes count for quorum purposes, they do not count for voting purposes and are not considered to be votes cast. Broker non-vote occurs when a broker returns a proxy but does not have authority to vote on a particular item.

HOW MANY VOTES ARE NEEDED TO ELECT DIRECTORS?

      The four nominees receiving the highest number of "FOR" votes for the class whose term expires in 2008 will be elected as directors to that class.

HOW MANY VOTES ARE NEEDED TO APPROVE EACH OF THE NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN AND THE 162(m) PLAN?

      The affirmative vote of holders of a majority of the shares of common stock represented in person or by proxy at the meeting and entitled to vote thereon is required to approve each of the Non-Employee Director Stock Compensation Plan and the 162(m) Plan.

HOW MANY VOTES ARE NEEDED TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM?

      Although not required by law or otherwise, we are seeking shareholder ratification of the selection of Deloitte & Touche LLP as a matter of corporate policy.

Stock Ownership of Certain Beneficial Owners, Directors and Management

      The following table shows how much of our common stock is beneficially owned by (i) each person or entity known to us to be the beneficial owner of more than 5% of each of our Class A Shares and Class B Shares, and of our total voting shares, (ii) directors and nominees, (iii) named executive officers and
(iv) named executive officers and directors as a group. This information is as of November 30, 2004, unless otherwise indicated.

                                             CLASS A                 CLASS B                TOTAL VOTING
                                             SHARES         %         SHARES         %         SHARES            %
------------------------------------     -------------    -----     ----------      -----   --------------     ------
Number of shares outstanding:            63,993,592(1)    100.0     14,000,000      100.0    77,993,592(1)     100.0

Richard H. Grant, III                       228,382(2)      0.3     14,000,000      100.0    14,228,382(2)      18.2
Director of The Reynolds and
Reynolds Company and Private
Investor
One Reynolds Way
Dayton, OH 45430

Harris Associates L.P.                    4,030,600(3)      6.3                               4,030,600(3)       5.2
Two N. LaSalle Street, Suite 500
Chicago, Illinois 60602

Franklin Advisory Services, LLC           3,748,600(3)      5.9                               3,748,600(3)       4.8
One Parker Plaza, 9th Floor
Fort Lee, NJ 07024

Directors and Named
Executive Officers
Stephanie W. Bergeron                         4,498(4)      0.0                                   4,498(4)       0.0
Michael J. Berry                             16,000(5)      0.0                                  16,000(5)       0.0
Dr. David E. Fry                             21,583(6)      0.0                                  21,583(6)       0.0
Michael J. Gapinski                         110,426(7)      0.0                                 110,426(7)       0.0
Ira D. Hall                                   4,601(8)      0.0                                   4,601(8)       0.0
Cleve L. Killingsworth, Jr.                  16,530(9)      0.0                                  16,530(9)       0.0
Dale L. Medford                             365,440(10)     0.2                                 365,440(10)      0.1
Eustace W.  Mita                             11,594(11)     0.0                                  11,594(11)      0.0
Philip A. Odeen                              19,826(12)     0.0                                  19,826(12)      0.0
Donald K. Peterson                           16,819(13)     0.0                                  16,819(13)      0.0
Douglas M. Ventura                          168,056(14)     0.0                                 168,056(14)      0.0
Lloyd G. Waterhouse                         816,057(15)     0.2                                 816,057(15)      0.2
Renato Zambonini                              1,941(16)     0.0                                   1,941(16)      0.0

Shares beneficially owned by all of
our executive officers and directors
as a group (14 persons) were:              552,435          0.9     14,000,000      100.0   14,552,435          18.7

(1)   Does not include 28,071,016 Class A Shares held in treasury.

(2) The total includes 16,225 Class A Shares as to which Mr. Grant holds options exercisable within 60 days. Mr. Grant has sole voting and investment power with regard to 2,684 Class A Shares held in his own name. Mr. Grant may be deemed beneficially to own 209,473 Class A Shares owned by a family limited partnership, of which Mr. Grant is a director and 50% shareholder of the corporation which serves as the general partner to the family limited partnership. As a director and shareholder of the corporate general partner, Mr. Grant has shared voting and dispositive power over the shares owned by the family limited partnership. With respect to the 209,473 Class A Shares owned by the family limited partnership, Mr. Grant disclaims beneficial ownership with respect to 191,184 Class A Shares because Mr. Grant does not have a pecuniary interest with respect to these shares. Additionally, the total amount excludes 12,776 Class A Shares held by Mrs. Grant and 88,630 shares held in two trusts as to which Mr. Grant disclaims beneficial ownership. The total amount also does not include 700,000 Class A Shares into which Mr. Grant's 14,000,000 Class B Shares are convertible at a 20-to-1 ratio.

(3)   Number of shares as of September 30, 2004.

(4) Ms. Bergeron has sole voting and sole investment power with regard to the 3,135 shares held in her own name. The 4,498 shares include 1,363 Class A Shares as to which Ms. Bergeron holds options exercisable within 60 days.

(5) Mr. Berry has sole voting and sole investment power with regard to 16,000 shares held in his own name

(6) Dr. Fry has sole voting and sole investment power with regard to 5,358 Class A Shares held in his own name. The 21,583 shares include 16,225 Class A Shares as to which Dr. Fry holds options exercisable within 60 days.

(7) Mr. Gapinski has sole voting and sole investment power with regard to 15,332 shares held in his own name. The 110,426 shares include 95,094 Class A Shares as to which Mr. Gapinski holds options exercisable within 60 days.

(8) Mr. Hall has sole voting and sole investment power with regard to the 3,238 shares held in his own name. The 4,601 shares include 1,363 Class A Shares as to which Mr. Hall holds options exercisable within 60 days.

(9) Mr. Killingsworth, Jr. has sole voting and sole investment power with regard to 4,840 shares held in his own name. The 16,530 shares include 11,690 Class A Shares as to which Mr. Killingsworth, Jr. holds options exercisable within 60 days.

(10) Mr. Medford has sole voting and sole investment power with regard to 110,324 shares held in his own name. The 365,440 shares include 225,116 Class A Shares as to which Mr. Medford holds options exercisable within 60 days.

(11) Mr. Mita has sole voting and sole investment power with regard to the 8,685 shares held in his own name. The 11,594 shares include 2,909 Class A Shares as to which Mr. Mita holds options exercisable within 60 days.

(12) Mr. Odeen has sole voting and sole investment power with regard to 9,565 shares held in his own name. The 19,826 shares include 10,261 Class A Shares as to which Mr. Odeen holds options exercisable within 60 days.

(13) Mr. Peterson has sole voting and sole investment power with regard to 6,558 shares held in his own name. The 16,819 shares include 10,261 Class A Shares as to which Mr. Peterson holds options exercisable within 60 days.

(14) Mr. Ventura has sole voting and sole investment power with regard to 22,385 shares held in his own name. The 168,056 shares include 145,671 Class A Shares as to which Mr. Ventura holds options exercisable within 60 days.

(15) Mr. Waterhouse, Chief Executive Officer, Chairman and President, has sole voting and sole investment power with regard to 132,917 shares held in his own name. The 816,057 shares include 683,140 Class A Shares as to which Mr. Waterhouse holds options exercisable within 60 days.

(16) Mr. Zambonini has sole voting and sole investment power with regard to 1,941 shares held in his own name.

PROPOSAL I - ELECTION OF DIRECTORS

      The Board of Directors proposes that four directors be elected and recommends and nominates STEPHANIE W. BERGERON, DR. DAVID E. FRY, RICHARD H. GRANT, III, AND IRA D. HALL each for a three-year term.

      Our Articles of Incorporation and Code of Regulations provide for no fewer than nine and no more than twelve directors. The directors are to be classified with respect to term of office into three classes, with each class to be as nearly as possible to one-third the total number of directors.

      Your Proxy will be voted FOR electing the four nominees unless a specification is made to withhold your vote. The election of the four nominees will, in accordance with Ohio law and our Code of Regulations, be decided by plurality vote. Abstentions and broker non-votes will not be counted as votes cast although they will be counted for quorum purposes.

      Mr. Donald K. Peterson, a director since 1998, has decided to retire from the board effective with the 2005 Annual Meeting of Shareholders. Mr. Lloyd G. Waterhouse resigned from the Board and from his position as our Chief Executive Officer. The Board of Directors is conducting a search for directors to replace Messrs. Peterson and Waterhouse. Until such replacement directors are appointed, the Board will be comprised of nine directors.

      If any nominee ceases to be a candidate for election for any reason, your Proxy will be voted for a substitute nominee designated by the Board of Directors and for the other nominees. The Board of Directors currently has no reason to believe that any nominee will not remain a candidate for election as a director or will be unwilling to serve as a director if elected.

      Below is certain biographical information about each director nominee and those directors whose terms of office will continue after the meeting.

                         NOMINEES FOR ELECTION THIS YEAR
                            (TERMS TO EXPIRE IN 2008)

                                                                                                         DIRECTOR
NAME                          AGE   PRINCIPAL OCCUPATION AND FIVE YEAR EMPLOYMENT HISTORY                 SINCE
---------------------------   ---   ----------------------------------------------------------------     ---------
Stephanie W. Bergeron         51    Formerly,  Senior Vice President, Corporate Financial Operations       2002
                                    of  The Goodyear Tire & Rubber Company from  December 2001 to
                                    December 2003; prior thereto, Vice President and Treasurer of
                                    The Goodyear Tire and Rubber Company from December 1998 to
                                    December 2001; and prior thereto, Vice President and Assistant
                                    Treasurer of Daimler Chrysler Corporation from November 1998 to
                                    December 1998.

Dr. David E. Fry              61    President and Chief Executive Officer, Northwood University, a         1987
                                    private graduate and undergraduate university.(1)

Richard H. Grant, III         65    Private Investor.                                                      1960

Ira D. Hall                   60    Formerly President and Chief Executive Officer of Utendahl             2002
                                    Capital Management, L.P., an investment management company, from November 1, 2002 until December 1, 2004; prior thereto,
                                    Private Investor from October 2001 to November 2002;  and prior thereto, Treasurer of Texaco Inc. (a diversified energy company)
                                    from October 1999 through October 2001.(2)

                      DIRECTORS WHOSE TERMS EXPIRE IN 2007

                                                                                                         DIRECTOR
NAME                          AGE   PRINCIPAL OCCUPATION AND FIVE YEAR EMPLOYMENT HISTORY                 SINCE
---------------------------   ---   ----------------------------------------------------------------     ---------
Eustace W. Mita               50    Chairman and Chief Executive Officer of Avista Properties              2000
                                    Worldwide LLC, a developer of unique waterfront properties in
                                    New Jersey, Maryland, Utah and Pennsylvania, since January 2003;
                                    prior thereto, retail automotive industry consultant from
                                    October 2001 to January 2003; prior thereto, Executive Vice
                                    President, Sales and Reynolds Transformation Services since May
                                    2000; prior thereto, President and Chief Executive Officer of
                                    HAC Group, LLC, a training and consulting company to automotive retailing, and President of Half-A-Car II, Inc. and Chief
                                    Executive Officer, Mita Leasing. (3)

Philip A. Odeen               69    Chairman and Acting Chief Executive Officer since July 2004;           1998
                                    prior thereto Chairman of TRW, Inc., a technology manufacturing and information services company, from early 2002 until he retired in December 2002; and prior thereto, Executive Vice
                                    President, TRW Inc. from 1998 to 2001. (4)

                      DIRECTORS WHOSE TERMS EXPIRE IN 2006

                                                                                                         DIRECTOR
NAME                          AGE   PRINCIPAL OCCUPATION AND FIVE YEAR EMPLOYMENT HISTORY                 SINCE
---------------------------   ---   ----------------------------------------------------------------     ---------
Cleve L. Killingsworth, Jr.   52    President and Chief Operating Officer of Blue Cross Blue Shield        1997
                                    of Massachusetts since February 2004; prior thereto, President and Chief Executive Officer of Health Alliance Plan (HAP), one
                                    of Michigan's largest managed care plans, from January, 1998 to
                                    February 2004, and Senior Vice President of the Henry Ford
                                    Health System (HFHS),  HAP's parent corporation,  from July 2003 to February 2004; prior thereto, Executive Vice President of
                                    Insurance and Managed Care, HFHS since January, 1998. (5)

Dale L. Medford               54    Executive Vice President, Chief Financial Officer and Chief            1991
                                    Administrative Officer since July 2004; prior thereto, Executive
                                    Vice President and Chief Financial Officer from  January 2001 to
                                    July 2004; prior thereto, Vice President, Finance and Chief
                                    Financial Officer. (6)

Renato Zambonini              58    Chairman of the Board of Cognos Incorporated, a leading                2003
                                    developer of business intelligence software, since May 2004;
                                    prior thereto, Chief Executive Officer and Director of Cognos
                                    Incorporated. (7)

---------------------

(1) Dr. Fry also serves as a director of Chemical Bank and Trust Company and Lear Corporation.

(2) Mr. Hall also serves as a director of Imagistics International, Inc., Pepsi Bottling Group, Inc. and Praxair, Inc.

(3)   Mr. Mita also serves as a director of United Auto Group.

(4) Mr. Odeen also serves as a director of Northrop Grumman Corporation, Avaya Inc., Convergys Corporation and AES Corporation.

(5) Mr. Killingsworth, Jr. also serves as a director of Rochester Gas and Electric Corporation.

(6)   Mr. Medford also serves as a director of Robbins & Myers, Inc.

(7)   Mr. Zambonini also serves as a director of BCE Emergis Inc.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL I TO ELECT STEPHANIE W. BERGERON, DR. DAVID E. FRY, RICHARD H. GRANT, III AND IRA D. HALL FOR A TERM OF THREE (3) YEARS.

Corporate Governance and Board of Directors

      During the fiscal year ended September 30, 2004, our Board of Directors met four times at regularly scheduled meetings, and three times at special meetings. All directors attended 75% or more of the total number of meetings of the Board and committees of which they were members. It is the company's policy to encourage the members of the Board of Directors to attend the Annual Meetings of Shareholders. All of the members attended the Annual Meetings of Shareholders held for the past several years.

      A majority of the members of the Company's Board of Directors are "independent" as that term is defined in the listing standards of the New York Stock Exchange and in accordance with the independence standard contained in our Corporate Governance Guidelines, a copy of which is attached to this Proxy Statement as Appendix A. The "independent" directors include: Stephanie W. Bergeron, Dr. David E. Fry, Richard H. Grant, III, Ira D. Hall, Cleve L. Killingsworth, Jr., Eustace W. Mita, Donald K. Peterson (retiring effective this Annual Meeting of Shareholders) and Renato Zambonini. A complete copy of our Corporate Governance Guidelines is available on our Web site at www.reyrey.com under "For Investors - Governance - Corporate Governance" or may be obtained upon written request to the Company's Secretary at the Company's principal office, One Reynolds Way, Dayton, Ohio, 45430.

      The Board of Directors has established three standing committees: Audit, Compensation, and Nominating and Governance. Each of the current members of the Audit, Compensation and Nominating and Governance Committees is considered to be "independent" in compliance with the independence standards set forth in our Corporate Governance Guidelines, the listing requirements of the New York Stock Exchange and, for members of the Audit Committee, the requirements of Rule 10A-3(b) of the Securities Exchange Act of 1934.

      Shareholders may contact the Board of Directors or a specified individual director by writing to the Secretary of the company as follows: Douglas M. Ventura, Secretary, The Reynolds and Reynolds Company, One Reynolds Way, Dayton, OH 45430. Mr. Ventura will relay all such communications to the Board of Directors, or individual members, as appropriate.

A description of each committee is set forth below:

      Audit Committee. Our Audit committee currently consists of four directors:
Ms. Bergeron (Chairperson) and Messrs. Peterson (retiring effective this Annual Meeting of Shareholders), Hall and Zambonini. The Board has determined that Ms. Bergeron is an "audit committee financial expert" as defined by Item 401(h) of Regulation S-K. See "Nominees for Election This Year (Terms to Expire in 2008)" for a brief listing of Ms. Bergeron's relevant experience. The Audit Committee reviews the company's financial statements and the disclosure under Management's Discussion and Analysis in our Annual Report on Form 10-K. The committee meets with our independent registered public accounting firm, internal auditors, Chief Executive Officer and financial management executives to review the scope and results of audits and recommendations made by those persons with respect to internal and external accounting controls and specific accounting and financial reporting issues and to assess corporate risk. The Board has adopted a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix B and may also be viewed on the company's Web site at www.reyrey.com under "For Investors - Governance - Board Committees." During the last fiscal year, the committee met eight times.

      Compensation Committee. Our Compensation Committee currently consists of three directors: Messrs. Fry (Chairman), Killingsworth, Jr. and Zambonini. The Compensation Committee acts under a written charter which may be viewed on the company's Web site at www.reyrey.com under "For Investors - Governance - Board Committees". The committee formulates and oversees our various senior management incentive compensation programs, gives specific recommendations on general compensation levels for senior management, establishes compensation for executive officers and supervises our stock-based compensation plans. During the last fiscal year, the committee met four times.

      Nominating and Governance Committee. Our Nominating and Governance Committee consists of four directors: Messrs. Killingsworth, Jr. (Chairman), Fry and Grant and Ms. Bergeron and acts under a written charter which may be viewed on the company's Web site at www.reyrey.com under "For

Investors - Governance - Board Committees". The committee identifies and presents to the Board of Directors qualified candidates for nomination to the Board and for service on committees of the Board, and oversees the operation, governance and compensation of the Board. During the last fiscal year, the committee met three times.

      The Nominating and Governance Committee, pursuant to the Corporate Governance Guidelines approved by the Board of Directors, is responsible for periodically reviewing the appropriate skills, perspectives, experiences and characteristics required of Board members or candidates in the context of the perceived needs of the Board at the time. At a minimum, the Nominating and Governance Committee will consider (i) whether a Board member or candidate is subject to a disqualifying factor in determining independence as described in the Corporate Governance Guidelines (in determining independence), (ii) the number of other boards and committees on which the member/candidate serves,
(iii) whether the individual has reached the retirement age specified in the Corporate Governance Guidelines, and (iv) whether the individual provides the appropriate experience and expertise in light of the other members currently serving on the Board and those whose terms are about to expire, and any other factors relating to the ability and willingness of a director/candidate to serve.

      The company has never received a recommendation for a director nominee from a shareholder. The company's policy, however, would require that the Nominating and Governance Committee evaluate nominees recommended by shareholders in the same manner as required by the Corporate Governance Guidelines described above and pursuant to its charter. All of the nominees for directors being voted upon at the Annual Meeting are directors standing for re-election. The committee's policy is to consider suggestions for Board membership submitted by shareholders in accordance with the following procedures. Shareholders may nominate director candidates for consideration by delivering notice to our Secretary at our principal office in accordance with the provisions of our Code of Regulations and the provisions set forth in this Proxy Statement under the heading "Other Matters - Shareholder Proposals."

COMPENSATION AND INDEMNIFICATION OF DIRECTORS

      Any director who is also an employee is not separately compensated for his services as a director or committee member.

      Each director who is not an employee receives $25,000 in cash compensation each year. Each non-employee director also receives $1,500 for each meeting of the Board attended and an annual award of that number of Class A Shares which represents the fair market value of $25,000 (determined as of the date of the Annual Board of Directors Meeting and rounded to the nearest ten shares based on the average closing price of our stock for the ten days preceding the date of grant). Additionally, on December 1 of each year, restricted stock with a fair market value of $10,000 (adjusted annually for increases in the consumer price index) is awarded to each non-employee director. Non-employee directors who serve on a committee receive an additional $1,000 in cash for each committee meeting attended. Committee chairs receive an additional $1,500 per year.

      We have an Indemnification Agreement with each director which indemnifies the director to the fullest extent permitted by Ohio law. The agreements were amended and restated in fiscal 2002 to conform to changes in applicable law. The agreements cover all fees, expenses, judgments, fines, penalties and settlement amounts paid in any matter relating to the director's role as our director, officer, employee, agent or fiduciary or when serving as our representative with respect to another entity. A director would not be entitled to indemnification in connection with a proceeding initiated by that director prior to a "change in control" (as defined in each Indemnification Agreement) unless the proceeding was authorized or consented to by the Board.

      Each Indemnification Agreement provides for the prompt advancement of all expenses incurred in connection with any proceeding subject to the director's obligation to repay (at our request) those advances if it is determined later that the director is not entitled to indemnification.

      If (a) it is determined by the Board of Directors, its appointee or independent legal counsel, as the case may be, that a director is not entitled to indemnification under applicable law, and (b) the director challenges such determination in court, then each Indemnification Agreement, provides that, subject to applicable law, if the court determines that the director was entitled to indemnification, the challenging director is entitled to indemnification for, and advancement of, all fees and expenses incurred in the court proceeding.

Report of the Audit Committee

      The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.

      In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited consolidated balance sheets for the years ended September 30, 2004 and 2003, and the related statements of consolidated income, shareholders' equity and comprehensive income and cash flows for each of the three years in the period ended September 30, 2004. The Committee also discussed certain matters with the independent registered public accounting firm, Deloitte & Touche, LLP, as required by the American Institute of Certified Public Accountants Statement on Auditing Standards No. 61, Communication with Audit Committees. Furthermore, the Committee received a formal written statement from Deloitte & Touche, LLP consistent with the disclosures required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, received Deloitte & Touche, LLP's internal quality control procedures report consistent with the listing standards of the New York Stock Exchange, and discussed with the external auditors the auditors' independence from management and the Company.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2004 for filing with the Securities and Exchange Commission.

STEPHANIE W. BERGERON, CHAIRPERSON OF THE AUDIT COMMITTEE
IRA D. HALL
DONALD K. PETERSON
RENATO ZAMBONINI

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees billed for professional services by Deloitte & Touche, LLP for the fiscal years ended September 30, 2003 and September 30, 2004.

(in thousands)                         2003            2004
--------------------               -----------     ------------
Audit Fees                         $   476,867     $    476,810
Audit-Related Fees                 $    45,178     $    172,345
Tax Fees                           $   746,320     $  1,475,113
All Other Fees                     $         -     $          -
                                   -----------     ------------
Total                              $ 1,268,365     $  2,124,268
                                   ===========     ============

AUDIT FEES

This category includes services rendered for the audit of the Company's annual financial statements and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for those fiscal years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

AUDIT-RELATED FEES

This category consists of assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements. The services rendered are in connection with the audits of the company's benefit plans, advisory services related to Section 404 of the Sarbanes-Oxley Act, performance of a Service Auditors Report (SAS70), and due diligence related to mergers and acquisitions. Eighteen percent of the "Audit-Related Fees" for fiscal year 2003 were approved after the provision of services under the "de minimis" services exception. None of the fiscal year 2004 fees were approved after the provision of services.

TAX FEES

On May 4, 2004 the Audit Committee directed the Company and Deloitte & Touche, LLP to convert two previously existing contingent fee arrangements to a fixed fee basis. The fees in this category consist of payments under those new fixed fee structures for the strategic tax reviews and research and development tax credit studies, as well as fees rendered for tax compliance and planning. Less than one percent of the "Tax Fees" for fiscal year 2003 were approved after the provision of services under the "de minimis" services exception. None of the fiscal year 2004 fees were approved after the provision of services.

ALL OTHER FEES

No services were provided to the Company other than those services described under "Audit Fees", "Audit-Related Fees" and "Tax Fees" during those fiscal years.

The Audit Committee has considered whether the provision of services by Deloitte & Touche LLP not related to the audit of the financial statements for the fiscal years ended September 30, 2003 and September 30, 2004 and to the reviews of the interim financial statements included in the Company's Forms 10-Q for the quarters ended December 31, 2002, March 31, 2003, June 30, 2003, December 31, 2003, March 31, 2004 and June 30, 2004 is compatible with maintaining Deloitte & Touche LLP's independence, and has determined that the provision of such non-audit services does not adversely impact Deloitte & Touche, LLP's independence.

AUDIT COMMITTEE PRE-APPROVAL PROCESS FOR AUDIT AND PERMISSIBLE NON-AUDIT
SERVICES

The Audit Committee is responsible for appointing, setting compensation and overseeing the work performed by the independent external auditor. The Audit Committee has adopted policies and procedures regarding the pre-approval of all audit and permissible non-audit services provided by the independent external auditor. Pre-approval is obtained either in advance of the engagement of the independent external auditor or pursuant to a pre-approval policy adopted by the Audit Committee. Projects are approved at the quarterly meetings of the Audit Committee. If a project requiring pre-approval surfaces between meetings, the Audit Committee has delegated authority to the Committee Chairperson to provide the required pre-approval; provided that such pre-approval is subsequently presented to the entire Audit Committee at its next meeting. The Audit Committee receives a quarterly schedule of all projects and related billings currently underway with the independent external auditor. The Audit Committee also monitors the Securities and Exchange Commission's requirements and modifies their pre-approval process, policies and procedures as needed. As a result of the SEC's Chief Accountant's letter dated May 21, 2004, the Audit Committee updated their policies and procedures to prohibit the independent external auditor from being retained to perform any services including tax services on a contingent fee basis.

Remainder of page intentionally left blank

Executive Compensation

         The tables set forth below discuss the compensation paid to our Chief Executive Officer and our other named executive officers serving during our fiscal year ended September 30, 2004.

                           SUMMARY COMPENSATION TABLE

                                       ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                                    --------------------------------     -------------------------
                                                                                  AWARDS
                                                                         -------------------------
                                                                                        NUMBER OF
                                                            OTHER                       SECURITIES
                                                            ANNUAL       RESTRICTED     UNDERLYING    ALL OTHER
       NAME AND                                            COMPEN-         STOCK         OPTIONS       COMPEN-
  PRINCIPAL POSITION      YEAR       SALARY    BONUS(1)    SATION(2)     AWARD(S)(3)     AWARDS(4)    SATION(5)
----------------------    ----      --------   --------   ----------     -----------    ----------    ---------
Philip A. Odeen(6)        2004      $ 80,308   $      0   $        0       $      0        50,000     $       0
Chairman and Acting
Chief Executive
Officer

Lloyd G. Waterhouse(6)    2004      $483,923   $284,010   $   99,794       $676,800             0     $ 242,611
Former Chief              2003      $619,810   $514,973   $1,505,763                      200,000     $   6,326
Executive Officer,        2002      $571,841   $450,238   $1,488,765                      200,000     $   4,824
Chairman and President

Dale L. Medford           2004      $344,038   $159,365   $   16,260       $346,380             0     $  17,989
Executive Vice            2003      $346,577   $211,860   $        0                       90,000     $  17,167
President, Chief          2002      $324,112   $189,225   $        0                       90,000     $  13,543
Financial Officer and
Chief Administrative
Officer

Douglas M. Ventura        2004      $244,615   $133,092   $    9,722       $256,140             0     $   6,190
Executive Vice            2003      $234,923   $145,457   $        0                       65,000     $   5,796
President, Operations,    2002      $195,558   $116,446   $        0                       50,000     $   3,960
General Counsel and
Secretary

Michael J. Berry          2004      $224,038   $212,240   $    9,485       $284,340       100,000     $   5,481
Senior Vice President,
Solutions Management

Michael J. Gapinski       2004      $184,519   $ 81,728   $    9,308       $ 42,300             0     $   5,966
Treasurer and             2003      $185,615   $112,030   $        0                       23,000     $   5,195
Assistant Secretary       2002      $168,985   $102,392   $        0                       20,000     $   4,223

(1)   Mr. Berry's total includes $100,000 for a sign-on bonus.

(2) This column includes amounts for tax and will preparation, executive physicals, health club memberships, personal use of company aircraft, and auto allowance. For Mr. Waterhouse it also includes a stock purchase discount of $1,432,000 in fiscal year 2003, and $1,446,000 in fiscal year 2002.

(3) This column shows the fair market value of the stock at the time of grant. Annually a restricted stock award is made to executives. These awards replace the annual stock option grants shown in previous years. This first award was made effective March 1, 2004. Subsequent annual awards will be made on December 1 of each year. The restricted stock awards are of two types. The first type contains restrictions that are time-based and the value of the shares awarded under these restrictions are indicated in this column. The second type of restriction is performance-based and restrictions will lapse upon achieving specific revenue growth targets as described below. The value of these performance-based awards is not included in this column but will be shown in the LTIP column the year the restrictions lapse, if earned. Mr. Waterhouse was awarded 24,000 time-based and 36,000 performance-based restricted shares but all shares expired upon his resignation on July 7, 2004. Mr. Medford was granted 7,200 time-based and 7,200 performance-based restricted shares on March 1, 2004 for his annual award. These time-based shares will vest on December 1, 2006. The performance-based shares will also vest on December 1, 2006 if the specified performance criteria are met. Additionally, 6,000 time-based restricted shares were awarded on August 16, 2004 for retention purposes and will vest on the date six months after the effective date of employment of the company's next Chief Executive Officer is appointed (who will replace the Acting Chief Executive Officer, Mr. Odeen). As of September 30, 2004, the value of these restricted shares (based on the closing price of $24.67) was $503,268. Mr. Ventura was awarded 4,000 time-based, 4,000 performance-based restricted shares on March 1, 2004 and 6,000 time-based shares for retention purposes on August 16, 2004. The vesting schedule is the same as is indicated above and the value on September 30, 2004 was $345,380. Mr. Berry was awarded 5,000 time-based and 5,000 performance-based restricted shares on March 1, 2004 and 6,000 time-based shares for retention purposes on August 16, 2004. The vesting schedule is the same as is indicated above and the value on September 30, 2004 was $394,720. Mr. Gapinski was awarded 1,500 time-based and 1,500 performance-based restricted shares on March 1, 2004. The vesting schedule is the same as is indicated above and the value on September 30, 2004 was $74,010. Dividends on all restricted shares are paid on a quarterly basis to each executive.

(4) Annual stock option grants were discontinued in 2003, thus no annual grants were made. However, Mr. Odeen was granted options for his role as Acting Chief Executive Officer, and Mr. Berry was granted 50,000 shares at time of employment on November 5, 2003 and 50,000 shares on August 16, 2004 for retention purposes.

(5) Amounts disclosed in this column include Company matching contributions to the Defined Contribution Plan. For Mr. Waterhouse also included for Mr. Waterhouse are separation payments of $242,611. Mr. Medford has a Deferred Compensation Agreement whereby income was deferred for four years in order to provide individual retirement benefits at age 65 of up to $100,000 per year for a fixed term of 15 years. The deferral was completed as of September 30, 1989. Benefits payable are reduced for early retirement, and upon retirement, lump sum distributions are available at the participant's discretion. The amount included in the table, $12,105, represents the above market interest earned on the funds deferred and was calculated assuming a 15-year payment stream at age 65. Imputed interest on Split Dollar life Insurance, which was shown in previous years, is not included because the company ceased paying split-dollar premiums in October 2001 and these policies were terminated with respect to actively employed associates in December of 2003. Prior to its termination, each participant paid the term equivalent premium on the split dollar policy and the company paid the remainder of the premium. At termination of the policy, all recoverable premium payments were reimbursed. All split-dollar contract obligations with active associates have been discharged, and substantially all premium payments recovered. In a few cases, the accumulated cash value of the policies was not sufficient to reimburse some or all of the premium payments. In those instances, the company waived its right to reimbursement. Most of the split dollar contracts with former employees also have been terminated. A few split dollar policies remain for former employees. The company anticipates full recovery of premiums paid by it with respect to those few remaining contracts.

(6) Effective July 7, 2004, upon the resignation of Lloyd G. Waterhouse, Mr. Philip Odeen, formerly Lead Director of the Company, was appointed the Chairman and Acting Chief Executive Officer of the Company.

                       OPTIONS GRANTED IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS(1)
                       ---------------------------------------------------------
                                                                                     POTENTIAL REALIZABLE
                                       % OF TOTAL                                      VALUE AT ASSUMED
                                        OPTIONS                                     ANNUAL RATES OF STOCK
                                       GRANTED TO                                   PRICE APPRECIATION FOR
                        NUMBER OF     EMPLOYEES IN     EXERCISE OR                     OPTION TERM
                         OPTIONS       FISCAL YEAR      BASE PRICE    EXPIRATION    ----------------------
NAME                    GRANTED(2)         (%)         ($/SHARE)(2)      DATE         5%($)       10%($)
-------------------    -----------    ------------     ------------   ----------    ---------    ---------
Philip A. Odeen          50,000            9.8             23.68         8/16/11      482,108    1,123,518
Lloyd G. Waterhouse           0
Dale L. Medford               0
Douglas M. Ventura            0
Michael J. Berry         50,000            9.8             27.11         11/5/10      551,823    1,285,985
                         50,000            9.8             23.68         8/16/11      482,108    1,123,518
Michael J. Gapinski           0

(1)   No Stock Appreciation Rights (SARs) were awarded in the 2004 fiscal year.

(2)   No annual grants under the company's stock option plan were made.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                   NUMBER OF              VALUE OF UNEXERCISED
                                                                  UNEXERCISED                 IN-THE-MONEY
                               SHARES                              OPTIONS AT                 OPTIONS AT
                              ACQUIRED                               FY-END                     FY-END
                                 ON            REALIZED           EXERCISABLE/               EXERCISABLE/
                              EXERCISE           VALUE           UNEXERCISABLE              UNEXERCISABLE
NAME                             (#)             ($)                  (#)                         ($)
---------------------         --------        ----------       -----------------         ---------------------
Philip A. Odeen                      0                0           9,065 / 52,392             54,122 / 58,781
Lloyd G. Waterhouse             26,394          233,544        566,473 / 283,333         1,825,109 / 536,915
Dale L. Medford                111,360        1,160,921        180,116 / 127,500           551,997 / 337,462
Douglas M. Ventura                   0                0         111,504 / 68,333           493,438 / 150,740
Michael J. Berry                     0                0              0 / 100,000                  0 / 53,500
Michael J. Gapinski             24,600          319,664          82,427 / 25,333            321,871 / 55,905

                             PENSION PLAN TABLE (1)

                                                     YEARS OF SERVICE (2)
                        ------------------------------------------------------------------------------
REMUNERATION               10               15                20                25               30
------------            --------         --------          --------          --------         --------
$   300,000             $ 45,000         $ 67,500          $ 90,000          $112,500         $135,000
    400,000               60,000           90,000           120,000           150,000          180,000
    500,000               75,000          112,500           150,000           187,500          225,000
    600,000               90,000          135,000           180,000           225,000          270,000
    700,000              105,000          157,500           210,000           262,500          315,000
    800,000              120,000          180,000           240,000           300,000          360,000
    900,000              135,000          202,500           270,000           337,500          405,000
  1,000,000              150,000          225,000           300,000           375,000          450,000
  1,100,000              165,000          247,500           330,000           412,500          495,000
  1,200,000              180,000          270,000           360,000           450,000          540,000
  1,300,000              195,000          292,500           390,000           487,500          585,000
  1,400,000              210,000          315,000           420,000           525,000          630,000
  1,500,000              225,000          337,500           450,000           562,500          675,000
  1,600,000              240,000          360,000           480,000           600,000          720,000
  1,700,000              255,000          382,500           510,000           637,500          765,000
  1,800,000              270,000          405,000           540,000           675,000          810,000
  1,900,000              285,000          427,500           570,000           712,500          855,000
  2,000,000              300,000          450,000           600,000           750,000          900,000
  2,100,000              315,000          472,500           630,000           787,500          945,000
  2,200,000              330,000          495,000           660,000           825,000          990,000

--------------------------------

(1) Any full or part time associate who is a member of an eligible group (as defined by the plan) who is a participant in the qualified pension plan and the non-qualified Supplemental Retirement Plan ("Supplement Plan"), receives, upon retirement at age 65, a benefit payable in the form of a single-life annuity equal to (i) 0.85% of final average pay, and (ii) 0.25% of that part of final average pay which exceeds covered compensation, multiplied by the lesser of thirty (30) or the participant's number of years of participation as of the date of determination. The Supplemental Plan provides that part of the benefit which cannot be provide by the qualified pension plan by virtue of the limits imposed by Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended (the "Code"). Otherwise eligible employees born on or before January 1, 1966 who were actively employed and plan participants on December 31, 2002, are entitled to benefits determined under an older formula, if that formula produces a greater benefit. The old formula provides a benefit payable as a single-life annuity beginning at age 65 equal to (i) multiplied by (ii). For this purpose (i) is the excess (if any) of: (A) 1.5% of the participant's final average pay, over (B) 1.67% of the participant's projected Social Security retirement benefit, multiplied by the lesser of thirty (30) or the years of participation he/she would have had if he/she had remained in our employment until age 65; and (ii) is a fraction, not to exceed one (1), the numerator of which is the participant's actual number of years of participation (including fractional years) as of the date of determination and the denominator of which is the lesser of thirty (30) or the total number of years of participation (also including fractional years) he would have had if he had remained in our employment until age 65. The preceding table is based on the old formula, which generally produces a higher benefit for those who qualify. The amounts are slightly overstated, as they are unreduced for the Social Security offset.

      In addition to the benefit described in the preceding paragraph, the Supplemental Plan provides a benefit for participants with at least fifteen (15) years of credited service of six and one half percent (6.5%) of Final Average Pay, as defined in the qualified pension plan, reduced by four tenths of one percent (.4%) per month for each month by which the first payment precedes the date the Participant attains age sixty (60), and increased by four tenths of one percent (.4%) per month for each month by which the first payment follows the date the Participant attains age sixty (60). A reduced benefit is provided for Participants who retire on or after attaining age sixty-five (65) prior to completing fifteen (15) years of service, but after completing service sufficient to a Normal Retirement benefit under the qualified pension plan. The reduced benefit is equal to six and one half percent (6.5%) of his Final Average Pay, as defined in the qualified pension plan, multiplied by a fraction, the numerator of which is his months of service, determined as of the date he retires, and the denominator of which is one hundred eighty (180).

(2) Respective years of service for purposes of the qualified plan as of September 30, 2004, for the persons named in the Summary Compensation Table are: Mr. Odeen - 0; Mr. Waterhouse - 4; Mr. Medford - 30; Mr. Ventura - 7; Mr. Berry - 1 and Mr. Gapinski - 24.

      In addition to the plans discussed above, the company also provides compensation or death benefits beginning at the earlier of retirement or death of the participant. The amount of benefit depends upon the terms of an individual agreement between the company and the participant as defined in footnotes 1 and 2 above. Each agreement is approved by either the Board of Directors or its designee.

Employment and Change in Control Severance Agreements

      Effective May 1, 1999, Mr. Waterhouse entered into an employment agreement to serve as President and Chief Operating Officer for a term of five years. In November 2000, Mr. Waterhouse was promoted to serve as President and Chief Executive Officer, and on January 1, 2002, Mr. Waterhouse was promoted to Chairman, Chief Executive Officer, and President. Effective October 1, 2003, Mr. Waterhouse's agreement was amended and extended to a term ending October 1, 2008. On July 7, 2004, Mr. Waterhouse tendered his resignation to the company.

      Mr. Waterhouse's agreement included three special grants of non-qualified stock options. The first grant of 200,000 shares at fair market value as of May 1, 1999, 50% of which became exercisable on May 1, 2002 and 50% which became exercisable on May 1, 2004. The second was a grant of 200,000 shares at $0.01 which was exercisable in 25% units on May 1 of years 2000 through 2003. An additional grant was made on May 1, 2000, of 100,000 shares at fair market value, 50% of which became exercisable on May 1, 2003 and 50% which will become exercisable on May 1, 2005.

      Mr. Waterhouse's agreement provided certain retirement benefits and for a base salary of $620,000 which could not have been reduced without Mr. Waterhouse's consent, unless necessitated by general business conditions adversely affecting the company's operations. The agreement also provided, upon a termination without cause, for the following: (i) payments equal to his Annual Compensation Value (as defined in the agreement), reduced by 70% of compensation from subsequent employment for two years from the date of termination of employment; (ii) credit for certain amounts of additional service under the Supplemental Plan; (iii) retirement benefits payable beginning at age sixty-two
(62) which are based on his years of service and accrued at four percent (4%) per year of his Final Average Annual Compensation (as defined in the agreement);
(iv) continuing coverage under company-sponsored medical benefits programs ending at the earlier of his securing other employment or two years from termination; and (v) reimbursement of up to $20,000 in out-placement fees.

      Upon Mr. Waterhouse's resignation, Mr. Waterhouse and the company entered into a release agreement which provided Mr. Waterhouse compensation under his employment agreement as described above. He was also provided with an additional $101,500 in outplacement services and related expenses as if he had been terminated other than for cause. The company also transferred computer equipment (valued at $3,000) and reimbursed attorney fees up to $1,500. Mr. Waterhouse was also guaranteed that his personal bonus for the year would be paid at -1/2 the maximum amount ($62,000). In addition, Mr. Waterhouse's stock options continue to vest until July 7, 2005 at which time all such options will terminate.

      Both Mr. Medford and Mr. Ventura have entered into agreements with the company which provide for the receipt of certain benefits upon a change of control of the company (the "Change in Control Severance Agreements.") If a "triggering event" occurs before May 1, 2006 (Medford) or

December 15, 2005 (Ventura), the agreements provide that the officers will receive the benefits described in the following paragraph in the event of a Change in Control Termination.

      The Change in Control Severance Agreements provide that if the employee terminates employment for Good Reason (as defined in the agreements) or we terminate the employee's employment other than a Discharge for Cause (as defined in the agreements) within 24 months of a Change in Control (as defined in the agreements) the employee will receive the following benefits: (i) the employee will receive an additional 24 months of service credit under the Supplemental Retirement Plan; (ii) payments equal to three times the employee's annual salary in effect at the date of termination or immediately prior to the change in control (whichever is higher) and his average bonus with respect to the three calendar years preceding the year in which his termination of employment occurs;
(iii) continued coverage under our medical benefits program until the earlier of the employee securing other employment or twenty-four months (iv) reimbursement for up to $20,000 for outplacement fees; and (v) the payments required under the Non-Qualified Deferred Compensation Plan and the Retirement Benefits described above. If the total amount of any payments payable to the employee upon the termination of the employee's employment or upon a Change in Control (whether or not pursuant to the severance provisions) would be subject to an excise tax as "parachute payments" pursuant to Sections 280G and 4999 of the Internal Revenue Code of 1986, the amount of the severance payments under the severance provisions will be reduced to avoid such excise tax, but only if the net effect of such reduction is to increase the net after tax income to the executive; and the amount paid shall be the amount described in clause (ii) as may be limited pursuant to this sentence for periodic adjustment of such amount.

      In addition to the benefits described above, Mr. Medford's agreement provides for enhanced benefits under certain company plans in the event Mr. Medford's employment terminates due to death, disability, termination by the company other than for cause or termination by Mr. Medford on more than 180 days prior notice. If Mr. Medford's employment is so terminated prior to May 31, 2012, he would receive such benefits as if he were 62 rather than his actual age.

      Effective October 1, 2004, the company and the named executive officers (other than Odeen and Waterhouse) entered into Change in Control Agreements having a term through September 30, 2009. In the case of Mr. Medford and Mr. Ventura, the terms of the prior Change in Control Severance Agreements (described above) will prevail until their respective expiration dates (May 1, 2006 and December 15, 2005, respectively). The new agreements provide that upon a Change in Control (as defined in the agreement), and upon either (1) termination of the executive by the company other than a Discharge for Cause (as defined in the agreement) within the twenty-four (24) month period following the date of Change in Control or (2) the executive terminates his employment with the company because (a) the executive's base compensation is reduced, (b) the executive is required to perform significantly different duties or services or
(c) the nature of the required duties or services require the executives to be absent for business affairs overnight from his place of residence for more than 90 days during any 12 consecutive months, within the twenty-four (24) month period following the date of Change in Control, the executive will receive the following benefits:

      - a lump sum severance payment equal to two (2) times (2.99 times for Medford) the sum of the executive's base salary plus the three year average bonus actually paid prior to the Change in Control,

      -     continued medical coverage for twenty - four (24) months, and

      - credit of two, (2) years towards the "Years of Service" under the Supplemental Retirement Plan (described under "Pension Plan Table" above).

      If the named executive officers had been terminated on September 30, 2004, following a change in control, the total severance payments made by the company to the named executive officers (except

Odeen and Waterhouse) under their respective agreements would have been approximately $2.6 million. If such a termination were to occur, the non-competition restrictions in the respective agreements will be void and non-binding.

      Effective on August 16, 2004, Messrs. Medford, Ventura, and Berry entered into Retention Agreements consisting of two (2) components. The first component is a retention award which includes both cash and restricted stock and is to be paid to each executive on the date six months after the effective date of employment of the company's next Chief Executive Officer (who will replace the Acting Chief Executive Officer). The total value of this award on the effective date was approximately $250,000 for each executive. The second component consists of an enhanced severance payment which would be paid to the executive if they are terminated, have base salary or bonus decreased, or are required to relocate within one year of the new Chief Executive Officer's first day of work. This benefit is an additional one month payment per year of service and the combination of standard and enhanced severance is capped at two (2) years.

      Mr. Odeen was appointed the Acting Chief Executive Officer and Chairman on July 7, 2004, upon the resignation of Mr. Waterhouse. His base salary amount is at a rate of $360,000 per annum until a new Chief Executive Officer is hired. Mr. Odeen does not have an employment agreement.

Comparative Stock Price Performance Graph

      The graph compares the cumulative total shareholder return on a $100 investment in the Company's Class A Shares for the last five fiscal years with the cumulative total return on $100 invested in each of (i) the S&P MidCap 400 Index and (ii) a composite of two indices. The composite index is comprised of two indices - the S&P SuperCap Data Processing Index and a self-constructed business forms index. Each year we adjust the composite index to reflect the percentage of our revenues from products and services represented by each index. We selected the following business forms company's for our self-constructed index: Ennis Inc., Moore Wallace Inc. and Standard Register Company. In past years, the company's peer group included New England Business Services, Inc. The company's peer group for fiscal year 2004 does not include New England Business Services, Inc. because Deluxe Corporation purchased it. This change in peer group was not material.

      On July 30, 2000, the company sold a majority of its business forms operations, Information Solutions Group, to the Carlyle Group. Accordingly, after July 30, 2000, the percentage of our revenues earned from products and services represented by the business forms index has decreased while the percentage of our revenues from product and services represented by the S&P SuperCap Data Processing Index has increased. During fiscal year 2004, revenues from business forms products and services were approximately 17% of our revenues.

      The graph assumes all investments were made at market value on September 30, 1999, and the reinvestment of all dividends.

                           [STOCK PERFORMANCE GRAPH]

                    9-30 99       9-30-00    9-30-01   9-30-02  9-30-03   9-30-04
                    -------       -------    -------   -------  -------   -------
- Reynolds            100           100        119       117     145        132
- S&P Midcap          100           143        116       111     140        165
- Composite Peer      100            91        109        87     110        124

Report of the Compensation Committee of the Board of Directors on Executive Compensation

Committee.

      The Compensation Committee (the "Committee") is comprised solely of independent directors as defined under the applicable provisions of the Securities Exchange Act of 1934 and the listing standards of the New York Stock Exchange. Currently, Dr. Fry, Chairman, Messrs. Killingsworth, Jr. and Zambonini serve as members. Mr. Odeen served as Chairman until July 7, 2004. On July 7, Mr. Odeen assumed the position of Chairman and Acting Chief Executive Officer of the Company and stepped down from the Committee. Dr. Fry then assumed the position of Chair, and Mr. Zambonini was appointed as a new member of the Committee.

Compensation Policy and Objectives.

      The Committee's primary goal is to ensure that the total compensation provided to senior executives, including the Chief Executive Officer and other executive officers, is linked to our business strategies and objectives, thereby aligning the financial interests of management with those of our shareholders. Beyond that, our priorities are to ensure that the executive compensation programs enable us to attract, retain and motivate the high caliber executives required for the success of our business.

These objectives are achieved through a variety of compensation programs which support both the current and long-term performance of the business. In February 2004, shareholders approved a new, long term incentive plan, the 2004 Executive Stock Incentive Plan (the "Stock Incentive Plan"), which includes awards of performance-vested and time-vested restricted stock or units. The Stock Incentive Plan is designed to deliver value comparable to the previous stock option plan. In the fiscal year ended September 30, 2004, the Committee continued to more closely align executive performance and compensation by increasing the performance-based elements of the company's compensation programs.

      During fiscal 2004, the Committee directly engaged an outside executive compensation consultant to assure that our compensation decisions are based on the most recent relevant market information. The Committee adopted a pre-approval policy requiring the Committee to review and approve the compensation consultant's total fees for all consulting within the company. The Committee also reviewed additional elements of executive officer compensation. Included was a comparison of the Company's prevalence and average dollar volume of perquisites versus those offered by general industry. The perquisites offered to our executives were deemed to be competitive but not excessive. Additionally, any retirement/separation amounts paid or due to any executive officer who left the company during the fiscal year, including Mr. Waterhouse, were reviewed by the Committee. Calculations of payments due upon leaving the Company on September 30, 2004 and September 30, 2008 were reviewed and the amounts were deemed reasonable.

Base Salary.

      Base salaries for executive officers are determined by evaluating the responsibilities of the position and comparing them with other similar executive positions in the marketplace. Periodically, our compensation consultant surveys senior executive salaries from a representative sampling of companies. Our pay levels are then targeted at the 50th percentile of the marketplace. Individual salaries may vary somewhat below or above the target, based upon the individual's performance and contribution to our success, tenure on the job and internal equity.

Annual Incentives.

      General. At our shareholders meeting held February 10, 2000, our shareholders approved an Incentive Plan ("Incentive Plan") effective with the fiscal year beginning October 1, 1999 for annual and intermediate incentives. The purpose of the Incentive Plan is to tie a portion of the executive's annual compensation to pre-established performance goals and to ensure that the executive's performance-based compensation which exceeds $1 million, qualifies for deductibility under the applicable provisions of the Internal Revenue Code of 1986, as amended. A new 2005 Annual Incentive plan, as described in Proposal III of this Proxy, will be submitted to shareholders for approval at the February 17, 2005 shareholders meeting in order to allow applicable future payments to qualify for the deduction. The 2005 Annual Incentive Plan has two components: the Annual Component and the Annual Personal Performance Component. The 2005 Incentive Plan is substantially similar to the plan adopted in 2000 except the intermediate incentives were previously eliminated in connection with changes to equity based compensation plans.

      All of our officers, including our Chief Executive Officer, may earn annual bonuses under the Incentive Plan as described below. Because Mr. Odeen is acting in an interim position, he will not participate in the Incentive Plan or ownership guidelines discussed below.

      The Annual Component. This component is based on performance against financial targets established by the Committee. For fiscal year 2004, corporate earnings before interest and taxes return on capital ("EBIT-ROC") and revenue growth were the primary measures of corporate performance. The Committee approves adjustments to the bonus formula as may be necessary from time to time to insure against unmerited windfalls or penalties because of accounting changes or other non-operating factors. The Committee believes that linking executive pay principally to EBIT-ROC and revenue growth directly ties the executive's interests and rewards to those of our shareholders. In fiscal year 2004, these targets were weighted 50% EBIT-ROC and 50% revenue growth. No bonus was eligible to be paid until a threshold EBIT-ROC of 15% or revenue growth of 5% was achieved. Maximum payout required achievement of both a 33% corporate EBIT-ROC and 15% revenue growth. The annual bonus payout can range from 0% of annual salary to 135% of annual salary for the Chief Executive Officer and between 0% of annual salary and 90% of annual salary for other officers. In fiscal year 2004, corporate EBIT-ROC was 27% and revenue growth was -3%. Bonus payments under the Annual Component for named executive officers (excluding Odeen who was not eligible) averaged 30% of current annual salary as of September 30, 2004.

      Annual Personal Performance Bonus. The personal performance bonus component is designed to reward all senior executive officers for the achievement of financial and non-financial goals that are agreed upon by the senior executive and their supervisor. In the case of the Chief Executive Officer, the Committee, in consultation with the Chief Executive Officer, will agree upon his annual goals in the beginning of the fiscal year. Examples of financial goals have been EBIT-ROC, revenue growth, return on net assets and operating income. Examples of non-financial goals have been market share growth, total quality measures, customer satisfaction and the strengthening of key organizational processes. With the exception of the Chief Executive Officer, whose personal performance bonuses are determined by the Committee during its year-end review, all other executive officers have their personal performance bonus determined by the respective individual to whom they report during individual year-end evaluations. Depending on an individual's performance against goals, this bonus for fiscal 2004 could range from 0% to 20%. For fiscal 2004, this personal performance bonus for the named executive officers (excluding Mr. Odeen and Mr. Waterhouse) ranged from 14% to 20% of current annual salary at September 30, 2004.

Long-term Incentives

      General. At the shareholders meeting on February 12, 2004, our shareholders approved the Stock Incentive Plan. The purpose of this plan is to align executive compensation with growth in shareholder value. The Stock Incentive Plan provides for awards of time and performance-vested restricted stock or units, stock options, dividend equivalent rights, and stock appreciation rights. The company has chosen to adopt the provisions of statement of Financial Accounting Standards No. 123, Accounting for Stock-based Compensation and began recognizing stock option expense in the statements of consolidated income and the committee believes that time and performance-based restricted stock awards are now a cost effective equity incentive. Because the October 2003 annual stock incentives were delayed until shareholder approval of the new Stock Incentive Plan, annual awards were not made until March 1, 2004. Future annual awards under the Stock Incentive Plan will be on December 1 of each calendar year, including December 1, 2004. We regularly engage an outside consultant to determine the competitiveness of the annual grants or awards.

      Stock Options. The company historically granted stock options annually to all its officers (approximately 38 individuals). The exercise price had been the fair market value of the stock on the date of the grant. Options granted prior to October 1, 2002 have a ten-year life and on each of the first four anniversaries of the grant, twenty-five percent of the options become exercisable. Grants on and after

October 1, 2002 had a seven-year life and on each of the first three anniversaries of such grants, thirty-three percent of the options become exercisable. With the adoption of the Stock Incentive Plan, the Company currently intends to use stock options primarily as a targeted retention and recruitment tool rather than a routine broad-based compensation tool.

      Restricted Stock. The annual stock awards for 2004 were primarily in the form of restricted stock. For each of the executive officers, restrictions on one half of the stock awards will lapse on December 1, 2006, and restrictions on the other half will lapse upon achieving specified performance for the period through December 1, 2006. In order for any of the performance-based restricted shares to vest, Reynolds revenue growth over a three year period must exceed the 25th percentile of the Standards & Poor's Mid-cap 400. Restrictions will lapse on a linear basis so that upon achieving revenue growth matching the 50th percentile of the S&P Mid-cap 400, all restrictions will lapse. If revenue growth exceeds the 50th percentile, additional restricted shares will be awarded and restrictions will lapse on a linear basis so that upon achieving revenue growth equal or greater than the 75th percentile, 2 times the original number of performance based shares will be earned.

      Stock Ownership Guidelines. Our Committee maintains suggested stock ownership guidelines for executive officers. These guidelines specify an appropriate level of ownership of our stock as a multiple of the officer's annual base salary. During 2004, the Committee revised the stock ownership guidelines and established a multiple of 5 times annual salary for the Chief Executive Officer, a 3 times multiple for the Chief Financial Officer and a 2 times multiple for other executive officers. The Committee determined that the executives have 5 years from the date they are named executive officers to meet the ownership requirements at 20% per year. These guidelines go into effect on December 1, 2004. If the requirements are not met, the subsequent award will be discounted by 15% from the standard award which would have been availed had the ownership requirements been met. As of October 31, 2004, the date we annually survey our executive officers regarding their stock holdings, stock ownership among the four officers (Mr. Odeen and Mr. Waterhouse are excluded) stood at approximately 164,000 shares representing a market value of approximately $4.1 million. The Committee believes that these guidelines will have the positive effect of further aligning the interests of the executive officers with those of all other shareholders.

Chief Executive Officer Compensation.

      Mr. Waterhouse served as our Chairman of the Board, Chief Executive Officer and President from January 2002 (prior thereto he was our Chief Executive Officer and President) through his resignation on July 7, 2004. In fiscal year 2004 we achieved revenues of $982,241,000. Operating income declined by 18% and related EPS declined by 12%. Fiscal year 2004 EBIT ROC was 27%.

      Mr. Waterhouse's 2004 compensation of $1,104,861 included a market-priced base salary of $483,923, annual and personal performance bonuses of $284,010, separation payments of $236,928, and miscellaneous other items, all described in the Summary Compensation table on page 13. Although restricted stock was awarded to Mr. Waterhouse on March 1, 2004, his resignation prior to the lapse of the restrictions caused those shares to expire. Payments to Mr. Waterhouse after his separation are described herein under the heading, "Employment and Change in Control Severance Agreements," on page 17.

      Upon the departure of Mr. Waterhouse, Mr. Odeen (formerly the lead director of the Board of Directors) was elected as Acting Chief Executive Officer of the Company until a new Chief Executive Officer is elected. In this position of Acting Chief Executive Officer, Mr. Odeen was provided a salary of $360,000 per year and was granted 50,000 stock options effective August 16, 2004 which vest equally on each of the first three anniversaries of the grant. Because Mr. Odeen is serving as Acting Chief Executive Officer and in an interim capacity, no annual incentive program or restricted stock award was provided to Mr. Odeen and he is not required to meet the stock ownership requirements.

Tax Deductibility of Executive Compensation.

      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to its Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. To the extent possible, the Committee intends to structure compensation of our executive officers in a manner to permit the compensation paid to these individuals to be allowed as a deduction for federal income tax purposes. But, the Committee may choose to provide compensation that is not deductible in order to retain or to secure the services of key executives when it determines that it is in the best interest for us to do so. Included in this proxy statement is a new incentive plan that is being presented to shareholders for approval that will allow us to extend this performance based deductibility provision.

Summary.

      We believe that a high caliber, motivated management team is critical to sustained business success. As in prior years, in fiscal year 2004 a significant portion (approximately 51%) of the total compensation potential for the named executive officers was "at risk" and payable based on individual and corporate performance-based variables that will motivate and focus management on those issues that drive our success. We intend to continue our performance-based pay policy, which links executive rewards to shareholder returns.

THE COMPENSATION COMMITTEE
Dr. David E. Fry, Chairman
Cleve L. Killingsworth, Jr.
Renato Zambonini

Compensation Committee Interlocks and Insider Participation

      During the fiscal year ended 2004, Philip A. Odeen, Dr. David E. Fry, Cleve L. Killingsworth, Jr. and Renato Zambonini were Members of the Compensation Committee. Mr. Odeen served as Chairman until July 7, 2004, at which time he assumed the position as Chairman and Acting Chief Executive Officer of the Company and stepped down from the Committee. Dr. Fry then assumed the position of Chairman, and Mr. Zambonini was appointed as a new member of the Committee.

Certain Relationships and Related Transactions

      During the fiscal year ended 2004, we paid approximately $466,000 to Avaya, Inc. for the purchase of certain equipment and software, installation and other services and support for the company's facilities, and for continuation of other communication-related services. Mr. Peterson, a director of the company, is the Chairman, President and Chief Executive Officer of Avaya, Inc. and Mr. Odeen, the company's Chairman and Acting Chief Executive Officer, is a director of Avaya.

Section 16(a) Beneficial Ownership Reporting Compliance

      Ownership of, and transactions in, our stock by our executive officers and directors are required to be reported to the SEC pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended. Based solely on our records, we believe that all filings required under Section 16(a) were timely filed during fiscal year 2004, except for the following: (1) late filing of a Form 4 for Lloyd G. Waterhouse due to the inadvertent failure to report timely the 60,000 restricted stock shares which were automatically cancelled upon Mr. Waterhouse's resignation; and (2) late filing of a Form 4 for Richard H. Grant, III, due to the inadvertent failure to report timely Mr. Grant's appointment as co-trustee of two charitable remainder trusts neither of which he is a beneficiary and both of which he disclaims beneficial ownership of the shares.

Proposal II - Approval of the Non-Employee Directors Stock Compensation Plan

      In November 1999, the Board of Directors approved a stock compensation plan for its non-employee directors (the "Original Plan"). Under the Original Plan, annually, non-employee directors of the Company were issued stock grants as part of their compensation for service on the Board. When the Original Plan was adopted, shareholder approval was not required for such compensation plans. In connection with the enactment of the New York Stock Exchange's revised shareholder approval rules, the Original Plan was terminated. On November 9, 2004, the Board of Directors, subject to shareholder approval, approved a Non-employee Director Stock Compensation Plan (the "New Plan").

      The terms of the New Plan are essentially the same as the terms of the Original Plan. Eligible participants in the New Plan are solely the Company's non-employee directors, directors who, on the date of the stock award, are not employees of the Company. Pursuant to the New Plan, at the first meeting of the Board of Directors following each annual meeting of shareholders held for the election of directors, the Board shall approve a resolution granting a stock award to each non-employee director elected at the immediately preceding annual meeting of shareholders as partial compensation for each non-employee director's board service for the upcoming year. The number of shares of common stock to be awarded to each non-employee director is equal to a dollar amount (determined by the Board from time to time) divided by the fair market value per share (determined by averaging the closing price of the Company's common stock for the 10 business days immediately preceding the date of grant). Initially, the dollar amount of each grant shall be $25,000, subject to adjustment as determined by the Board. If approved by the shareholders, the New Plan will be effective February 17, 2005 and will continue in effect until February 17, 2010, unless otherwise terminated by the Board.

      Currently, the Company has seven non-employee directors. Accordingly, as of the date of this proxy, if the New Plan was in effect and the Board was to make an award under the New Plan, the Board would issue shares having an aggregate market value of $175,000, assuming that the Board determines to maintain the dollar amount at $25,000 per non-employee director.

      A copy of the New Plan is attached as Appendix C.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL II TO APPROVE THE NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN.

Proposal III - Approval of Material Terms of a Performance-Based Compensation Plan to Secure Deductibility of Officer Compensation Exceeding One Million Dollars.

      In November 2004, the Board of Directors, subject to shareholder approval, approved a new performance-based compensation plan to secure deductibility of officer compensation exceeding one million dollars (the "Plan"). The Plan is intended to replace the Company's current plan which expires in 2005.

      Assuming that the Plan is approved by the Company's shareholders, the Plan will be effective February 17, 2005. The Plan is a performance-based annual incentive plan intended to promote the growth and prosperity of the Company by providing the eligible participants with an additional incentive to contribute to the Company's success and to assist the Company in attracting and retaining the best available personnel for positions of substantial responsibility within the Company.

      The Plan shall be interpreted and administered by the Compensation Committee (the "Committee") of the Board of Directors. A principal purpose of the Plan is to meet the requirements of Section 162(m) of the Internal Revenue Code and the rules and regulations promulgated thereunder (collectively, the "Code"). Accordingly, the material terms of the Plan are as follows:

Plan Components

      The Plan will be made up of two (2) components: the Annual Component and the Annual Personal Performance Component. The Annual Component for all participants is based on performance against financial targets established by the Committee. The Annual Personal Performance Component is based on performance against goals that are agreed upon by the participant and his superior, recommended to the Committee and subject to its approval, except in the case of the President and/or Chief Executive Officer, who will establish and agree upon his/her goals directly with the Committee. In all cases, the goals and targets will be established by the Committee using the business criteria set forth herein.

Eligible Participants

      The Committee will determine the participants of the Plan, who shall be selected from among those key employees with significant operating and financial responsibility and who shall include those persons likely to be "covered employees" within the meaning of Section 162(m) of the Code in respect of the relevant fiscal year.

Business Criteria

      Not later than ninety (90) days after the beginning of each fiscal year, for that fiscal year, the Committee will establish the annual incentives under the Plan for the participants based on certain business criteria. For both the Annual and Personal Performance Components of the Plan, the business criteria shall include one or more of the following: (a) earnings per share; (b) net income (before or after taxes); (c) various return measures, including, but not limited to, return on assets, equity or sales; (d) cash flow return on investments which equals net cash flows divided by owners' equity; (e) earnings before or after taxes, depreciation and/or amortization; (f) gross revenues; (g) operating income (before or after taxes); (h) total shareholder return; (i) various corporate performance indicators, including, but not limited to, level of services to customers, customer satisfaction, total quality measures, market share growth and strengthening of an organization process; (j) cash generation, profit and/or revenue targets; (k) growth measures including, but not limited to, revenue growth as compared with a peer group or other benchmark; and (l) share price, including, but not limited to, growth measures and total shareholder return.

Discretion in Formulation of Performance Goals.

      The Committee will have the discretion to determine and adjust annually the degree of attainment of the pre-established performance goals, threshold and maximum targets necessary to receive payouts under the Plan. Currently, once threshold targets are met, annual payouts as a percentage of Base Salary may range from 0 to 135% under the Annual Component and 0 to 20% under the Annual Personal Performance Component for the Chief Executive Officer, and 0 to 90% under the Annual Component and 0 to 20% under the Annual Personal Performance Component for other participants. The financial measurements used in performance goals shall exclude the effect of changes in accounting standards and non-recurring unusual events specified by the Committee, such as write-offs, capital gains and losses and acquisitions and dispositions of businesses. The Committee also retains the discretion to reduce awards under the Plan due to such events.

Maximum Payout

      Notwithstanding anything herein to the contrary, in no event shall an annual payout under the Plan in any one year to any participant exceed the sum of $3,000,000.

Miscellaneous

      The Committee will administer and interpret the Plan in accordance with the terms and conditions hereof and applicable law. The term of the Plan will continue until February 17, 2010, although the Board of Directors reserves the right to terminate or amend the Plan at any time. Participants in the Plan will not be permitted to participate in any other annual corporate incentive plans in place for other officers or employees. The Plan shall, if approved by the shareholders, supercede and replace in its entirety the current Annual and Personal Performance Bonus Plans, which shall then terminate and be of no further force and effect except for incentives outstanding thereunder.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL III TO APPROVE MATERIAL TERMS OF A PERFORMANCE-BASED COMPENSATION PLAN TO SECURE DEDUCTIBILITY OF OFFICER COMPENSATION EXCEEDING ONE MILLION DOLLARS.

Proposal IV - Ratify Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm

      The Audit Committee of our Board of Directors has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2005. This selection was made after a lengthy qualification and proposal process among several qualified candidates. Although not required by law or otherwise, our selection is being submitted to our shareholders as a matter of corporate policy for their approval. Deloitte & Touche LLP has audited our financial statements for several years.

      We anticipate that a representative of Deloitte & Touche LLP will be present at the meeting and, if present, this representative will be given the opportunity to make a statement if he or she desires to do so. We also anticipate that this representative will be available to respond to appropriate questions from shareholders. If this proposal is not approved, our Audit Committee will investigate the reasons for rejection and reconsider the appointment.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL IV TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Other Matters

      Shareholder Proposals. Proposals of shareholders intended to be presented at the February 16, 2006 Annual Meeting of Shareholders must be received by us by September 5, 2005, for inclusion in our Proxy Statement and Proxy relating to the 2006 Annual Meeting of Shareholders.

      Shareholder nominations of persons to be elected to the Board of Directors at the February 16, 2006 Annual Meeting must be delivered to or mailed and received at our principal executive offices no earlier than November 16, 2005, and no later than December 16, 2005. The address of our office is, Attention:
Secretary, One Reynolds Way, Dayton, Ohio 45430.

      Electronic Receipt of Proxy Materials. If you would like to conserve natural resources, as well as significantly reduce our printing and mailing costs next proxy season, you may consent to receiving your proxy materials electronically by going to the following consent site: http://econsent.com/rey/

      Other Matters to Be Discussed at the Meeting. We do not intend to present at the meeting any matters other than those described in this Proxy Statement. We do not know of anything that will be presented by other parties. However, if any other matters are properly presented at the meeting, the appointed proxies will vote on those matters according to their discretion and best judgment.

                                              BY ORDER OF THE BOARD OF DIRECTORS
                                                   Douglas M. Ventura, Secretary

Dayton, Ohio
January 6, 2005

                                                                      APPENDIX A

DEFINITION OF INDEPENDENCE IN ACCORDANCE WITH THE STANDARDS (EXCEPT FROM THE COMPANY'S CORPORATE GOVERNANCE GUIDELINES) SET FORTH BELOW:

For a Director to be "independent", the Board of Directors of The Reynolds and Reynolds Company must find that the Director qualifies as an "independent director" within the meaning of the proposed listing standards of the New York Stock Exchange, as the same may be finally adopted, amended or modified, and all applicable laws, rule or regulations taking into account the following factors, in addition to those other factors the Board may deem relevant. Among other things, to be considered independent, the Board must determine that a director does not have any direct or indirect material relationship with the company (directly or as a partner, shareholder or officer of an organization that has a relationship with the company).

In addition, an independent director:

      - Has not been an employee of the company, its subsidiaries or any affiliates for at least three years, is not currently receiving compensation in connection with his/her prior employment with the company, its subsidiaries or any affiliates (other than tax-qualified retirement plans).

      - Is not a member of the immediate family of any person who is currently, or within the past three years has been, an executive officer or non-independent director of the company or any subsidiary or affiliate.

      - Is not receiving, or whose immediate family member is not receiving, and during the company's last three fiscal and tax years has not received, direct compensation of more than $100,000 per year from the company, its subsidiaries or affiliates other than director fees and pension or other forms of deferred compensation for prior service.

      - Is not, and whose immediate family member is not, and during the prior fiscal and tax year has not been (1) an executive officer, director, employee or shareholder in excess of 5% of a significant supplier or customer of the company or any of its subsidiaries or affiliates, or of any other business in which the company or any of its subsidiaries or affiliates has or had a significant relationship, (2) a member of any law firm retained by the company, or (3) a partner or executive officer of any investment banking firm that has performed services for the company.

      - Is not, or whose immediate family member is not, an executive of a tax-exempt organization that receives substantial support from the company.

      - Is not an employee, or is not an immediate family member of an employee, of any company where any of the company's current executives serve on that company's compensation committee.

      - Has not been affiliated with or an employee of the Company's present or former independent registered public accounting firm or its affiliates for at least three years after the end of such affiliation or employment or auditing relationship.

      - Is not part of an interlocking directorate in which the Chief Executive Officer or other executive officer of the company serves on the board of directors of another corporation that currently employs the Director.

      - Is not an executive officer or an employee, or an immediate family member of an executive officer, of a company that makes payments to, or receives payments from, the listed company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

                                                                      APPENDIX B

                        THE REYNOLDS AND REYNOLDS COMPANY
                             AUDIT COMMITTEE CHARTER

 PURPOSE

The Audit Committee is established by the Board of Directors for the primary purpose of assisting the Board in overseeing:

      -     the quality and integrity of the company's financial statements;

      -     the company's compliance with legal and regulatory requirements;

      -     the independent auditor's qualifications and independence;

      - the performance of the company's internal audit function and independent auditor; and

      - the company's system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established.

Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the company's policies, procedures and practices at all levels. The Audit Committee should also provide an open avenue of communication among the independent auditor, financial and senior management, the internal auditing department, and the Board of Directors.

The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as deemed appropriate to perform its duties and responsibilities. The company shall provide appropriate funding, as determined by the Audit Committee, for compensation to the independent auditor and to any advisers that the Audit Committee chooses to engage.

The Audit Committee's responsibility is one of oversight. It is the responsibility of the company's management to prepare consolidated financial statements in accordance with applicable laws and regulations and of the company's independent auditor to audit those financial statements.

The Audit Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in the "Responsibilities and Duties" section of this charter. The Audit Committee will review and reassess the adequacy of this charter on an annual basis, update it as needed and submit it for approval by the Board of Directors.

The Audit Committee will report regularly to the Board of Directors regarding the execution of its duties and responsibilities. Annually, a performance assessment relative to the Audit Committee's purpose, responsibilities and duties will be performed. This assessment will be achieved through the annual performance process performed by the Nominating and Governance Committee.

COMPOSITION AND MEETINGS

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors (as defined by all applicable rules and regulations), and free from any relationship (including disallowed compensatory arrangements) that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. Additionally, any member who holds 20% or more of the company's voting stock cannot chair or be a voting member of the Audit Committee. Members serving on the Audit Committee are limited to serving on two other audit committees of public companies, unless the Board of Directors evaluates and determines that these other commitments would not impair the ability of such member to effectively serve on the Audit Committee. Any such determination shall be disclosed in periodic filings as required by the SEC. Such determination will be made by the Board in its business judgment.

All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall be an "audit committee financial expert" in compliance with the criteria established by the SEC. The existence of such member(s) shall be disclosed in periodic filings as required by the SEC. Such qualifications will be determined by the Board in its business judgment.

The members of the Audit Committee shall be appointed annually by the Board upon the recommendation of the Nominating and Governance Committee. The Chair of the Audit Committee shall be appointed by the Board upon the recommendation of the Nominating and Governance Committee. The members of the Audit Committee may be removed or replaced, and any vacancies on the Audit Committee shall be filled by the Board upon the recommendation of the Nominating and Governance Committee.

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. Each regularly scheduled meeting shall conclude with an executive session of the Audit Committee absent members of management. As part of its job to foster open communication, the Audit Committee should meet periodically with management, the director of the internal auditing department and the independent auditor in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Assess Risks and the Control Environment

      1. Review the regular internal reports (or summaries thereof) to management prepared by the internal auditing department and assess the quality and adequacy of management's responses.

      2. Review the independent auditor's Management Letter recommendations and assess the quality and adequacy of management's responses.

      3. Review material legal or regulatory matters, and inquire as to any known non-compliance with the Code of Conduct.

      4. Discuss policies with respect to risk assessment and risk management. Such discussions should include the company's major financial and accounting risk exposures and the steps management has undertaken to control them.

      5. Provide oversight of management's Investment Committee activities including review of the selection of investment policies and fund managers, and investment results.

      6. In consultation with the independent auditor and the internal audit department, assess the quality, adequacy and effectiveness of the company's internal controls and any significant deficiencies or material weaknesses in internal controls.

      7. Review with management, and any outside professionals as the Committee considers appropriate, the effectiveness of the company's disclosure controls and procedures.

      8. Establish and maintain procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing matters or potential violations of law.

      9. Establish and maintain procedures for the confidential, anonymous submission by company employees regarding questionable accounting or auditing matters or potential violations of law.

      10. Maintain minutes or other records of meetings and activities of the Audit Committee.

Oversee the Financial Reporting Process

      1. Review and discuss with management and the independent auditor the company's annual financial statements, quarterly financial statements, internal control reports (or summaries thereof) and the company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" before the filing of the company's Annual Report on Form 10-K or Quarterly Reports on Form 10-Q.

      2. Recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K.

      3. Review with management earnings press releases, including review of any "pro-forma" or "adjusted" non-GAAP information, before they are issued.

      4. Discuss with management financial information and earnings guidance provided to analysts and rating agencies. Such discussions may be on general terms (i.e., discussion of the types of information to be disclosed and the type of presentation to be made).

      5. Prepare the report that the SEC requires be included in the company's annual proxy statement.

      6. Review with management major issues regarding accounting principles and financial statement presentations, including any significant changes in the company's selection or application of accounting principles, and major issues as to the adequacy of the company's internal controls and any special audit steps adopted in light of material control deficiencies.

      7. Review with management analyses prepared for setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

      8. Review with management the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the company.

Oversee and Evaluate the Audit Process

      1. Appoint (subject to shareholder ratification), compensate and oversee the work performed by the independent auditor for the purpose of preparing or issuing an audit report or related work. Review the performance of the independent auditor and remove the independent auditor if circumstances warrant. The independent auditor shall report directly to the Audit Committee and the Audit Committee shall oversee the resolution of disagreements between management and the independent auditor in the event that they arise. Consider whether the auditor's performance of permissible nonaudit services is compatible with the auditor's independence.

      2. Review with management, the internal audit department and the independent auditor the scope, planning and staffing of the proposed audit for the current year. Review the internal audit function's organization, responsibilities, plans, results, budget and staffing. In addition, management shall consult with the Committee on the appointment, replacement, reassignment or dismissal of the internal audit director.

      3. Review with the independent auditor any problems or difficulties and management's response. Review the independent auditor's attestation and report on management's internal control report and hold timely discussions with the independent auditor regarding the following:

            a. all critical accounting policies and practices used by the company in preparing its financial statements;

            b. all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

            c. other material written communications between the independent auditor and management including, but not limited to, the management letter and schedule of unadjusted differences; and

            d. an analysis of the auditor's judgment as to the quality of the company's accounting principles, setting forth significant reporting issues and judgments made in connection with the preparation of the financial statements.

      4. Obtain and review with the lead audit partner, annually or more frequently as the Audit Committee considers appropriate, a report by the independent auditor describing:

            a.    the firm's internal quality control procedures;

            b. any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry, review or investigation by governmental, professional or other regulatory authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

            c. an assessment of the auditor's independence and all relationships between the independent auditor and the company.

      5. Review and preapprove both audit and nonaudit services to be provided by the independent auditor (other than with respect to de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). This duty may be delegated to one or more designated members of the Audit Committee with any such preapproval reported to the Audit Committee at its next regularly scheduled meeting. Approval of nonaudit services shall be disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934.

      6. Set clear hiring policies, compliant with governing laws or regulations, for employees or former employees of the independent auditor.

      7. Annually, review and recommend changes (if any) to the internal audit charter.

      8. Periodically review with the internal audit director any significant difficulties, disagreements with management, or scope restrictions encountered in the course of the department's work.

The foregoing list of duties is not exhaustive, and the Audit Committee may, in addition, perform such other functions as may be necessary or appropriate for the performance of its oversight function. The Audit Committee shall have the power to delegate its authority and duties to subcommittees or individual members of the Audit Committee as it deems appropriate. In discharging its oversight role, the Audit Committee shall have full access to all Company books, records, facilities and personnel.

Adopted:  May 04, 2004

                                                                      APPENDIX C

                        THE REYNOLDS AND REYNOLDS COMPANY
                  NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN

1. PURPOSE OF THE PLAN. The Reynolds and Reynolds Company Non-Employee Director Stock Compensation Plan is intended to act as an incentive to contribute to the Company's success by assisting the Company and its Subsidiaries in attracting and retaining Non-Employee Directors by increasing the stock ownership among the Non-Employee Directors to further align the interests of the Non-Employee Directors and the Company's shareholders.

2. DEFINITIONS. Whenever the following terms are used in this Plan they shall have the meaning specified below, unless the context otherwise requires.

      a)    "Board" means the Board of Directors of the Company.

      b) "Business Days" means all weekdays except Saturday and Sunday and those that are official legal holidays of the United States government on which the national securities exchange for the Shares is closed for business.

      c) "Company" means The Reynolds and Reynolds Company, an Ohio corporation. Unless the context requires otherwise, the term "Company" shall also include the Company's Subsidiaries.

      d)    "Date of Grant" means the date upon which the Board grants a Share
            Award.

      e)    "Director" means a member of the Board.

      f) "Disinterested Director" means a Director that is not a Non-Employee Director.

      g) "Dollar Amount" means $25,000 or such other amount as may be determined from time to time by the Board or a duly authorized committee of the Board.

      h) "Fair Market Value per Share" means, on the Date of Grant, the average of the "close" selling price of a Share on the principal national securities exchange on which the Company's Shares are traded for the ten (10) Business Days immediately preceding the Date of Grant, as reported in the appropriate composite listing for said exchange. In the event the Company's Shares are traded in the over-the-counter market, Fair Market Value per Share means the average of the "close" quotation in the over-the-counter market for a Share for the ten (10) Business Days preceding the Date of Grant, as reported by the National Association of Securities Dealers through NASDAQ.

      i) "Grantee" means a Non-Employee Director to whom a Share Award is granted.

      j)    "He" and "His" also mean "She" and "Hers."

      k) "Majority" means in excess of fifty percent (50%) of the entire Board, provided, however, that such number shall include at least:
            (i) in excess of fifty percent (50%) of all of the Disinterested Directors, and provided further, however, that if the number of Disinterested Directors is less than three (3), then all of the Disinterested Directors; and (ii) at least two "non-employee directors" as that term is defined by Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and any regulations promulgated thereunder, as from time to time in effect, including any successor rule.

      l) "Non-Employee Director" means each Director of the Company who, on the Date of Grant, is not an employee of the Company or any Subsidiary.

      m) "Plan" means The Reynolds and Reynolds Company Non-Employee Director Stock Compensation Plan, as amended from time to time.

      n)    "Share" means a Class A Common Share of the Company.

      o) "Share Award" means a grant under the Plan of a specified number of Shares in accordance with the terms of the Plan.

      p) "Subsidiary" means any company in which more than 50% of the voting stock is owned or controlled, directly or indirectly, by the Company.

3. SHARES SUBJECT TO PLAN. The shares of stock subject to the Plan shall be the Shares. The Board shall determine the number of Shares which may be issued to each Non-Employee Director as a Share Award annually at the first Board meeting held immediately following the annual meeting of shareholders and approve a resolution awarding the Shares to each Non-Employee Director pursuant to the terms of the Plan. Shares subject to the Plan may be, at the discretion of the Board, either authorized and unissued Shares or Shares acquired by and belonging to the Company as treasury shares.

4.    ADMINISTRATION OF THE PLAN.

      a)    The Plan shall be administered by the Board.

      b) The Board may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Board shall determine all questions of interpretation of the Plan or any Shares issued under it and such determination shall be final and binding upon all persons having an interest in the Plan.

      c) No member of the Board shall be personally liable for any action or determination made in good faith with respect to the Plan or any Share Award or to any settlement of any dispute between the Grantee and the Company.

5. ELIGIBILITY. Non-Employee Directors of the Company shall be eligible to participate in the Plan in accordance with Section 6 hereof.

6.    GRANT OF SHARES.

      a) Timing of Grant. At the first meeting of the Board following each annual meeting of shareholders held for the election of Directors, a Majority of the Board shall approve a resolution granting a Share Award to each Non-Employee Director elected at the immediately preceding annual meeting of shareholders as partial compensation for each Non-Employee Director's services to be performed for that respective year.

      b) Number of Shares. A Share Award granted pursuant to Section 6(a) shall be for that number of Shares equal to (i) the Dollar Amount, divided by (ii) the Fair Market Value per Share, rounded up to the nearest whole ten Shares.

      c) Issuance of Shares. Upon the grant of a Share Award to a Non-Employee Director, the stock certificate representing such Shares shall be issued and transferred to the Non-Employee Director, whereupon the Non-Employee Director shall become a stockholder of the Company with respect to such Shares and have all rights attributable to such Shares.

7.    COMPLIANCE WITH LAWS AND REGULATIONS.

      a) Laws and Regulations. The Plan and all Shares granted pursuant to it are subject to all laws and regulations of any governmental authority which may be applicable thereto; and, notwithstanding any provisions of this Plan, a Grantee shall not be entitled to receive nor shall the Company be obligated to issue any Shares under the Plan to the Grantee if such issuance shall constitute a violation by the Grantee or the Company of any provision of any such law or regulation.

      b) Securities Laws and Listing Restrictions. The Board, in its discretion, may postpone the issuance and delivery of Shares until completion of any stock exchange listing or Share registration or other qualification of such Shares under any federal or state securities law, rule or regulation as the Company may consider appropriate and may require any Grantee to make such representations and furnish such information as it considers appropriate in connection with the issuance of the Shares in compliance with applicable law. Under such circumstances, the Company shall proceed with reasonable promptness to complete any such listing, registration or other qualification of the Shares.

      c) Legends. Shares issued and delivered to the Grantee shall be subject to such restrictions on trading, including appropriate legending of certificates to that effect as the Board, in its discretion, shall determine necessary to satisfy applicable legal requirements and obligations.

      d) Representations of Grantee. Each Grantee shall, at the time the Share Award is granted, as a condition to such award or issuance:
            (i) represent, in form satisfactory to counsel for the Company, that acquisition of the Shares, shall be for investment purposes only;
            (ii) agree, in form satisfactory to counsel for the Company, that he will not sell, pledge, assign, hypothecate or otherwise distribute such Shares or any interest therein unless a registration statement covering such Shares is in effect under the Securities Act of 1933, as now or hereafter amended, or unless counsel for the Company has rendered to the Company an opinion that such sale, pledge, assignment, hypothecation or other distribution may be carried out without registration of such Shares under said Act; and (iii) agree, in form satisfactory to counsel for the Company, that an appropriate legend may be placed on the stock certificate or certificates evidencing ownership of Shares acquired hereunder, which legend shall reflect the restrictions on disposition contained herein; provided, however, that the foregoing condition and the representation and agreements called for thereby with respect to the Shares shall be inoperative and shall expire in the event that either: (A) the Shares are registered under the Securities Act of 1933, as now or hereafter amended, or (B) in the opinion of counsel for the Company, such condition, representation, and agreements are not necessary under said Act or any rule or regulation promulgated pursuant thereto.

8. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times, consistent with Section 3, reserve and keep available such number of Shares as, in the judgment of the Board, shall be sufficient to satisfy the requirements of the Plan.

9. FOREIGN DIRECTORS. Without amending the Plan, Share Awards granted to Non-Employee Directors who are foreign nationals may have such terms and conditions different from those specified in the Plan as may, in the judgment of the Board, be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes, the Board may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operate or of which a Non-Employee Director maintains his/her residence.

10. DISCLAIMER OF LIABILITY. Inability of the Company to obtain from any regulatory body the authority deemed by the Company's counsel to be necessary to the lawful issuance of any Shares thereunder shall relieve the Company of any liability relating to the failure to issue such Shares.

11. TAXES. In connection with the grant of a Share Award, the Grantee will be required to pay any applicable federal, state or local taxes. The Company will issue to each Grantee a Form 1099 or similar required form at the end of each year for the value of the Shares received.

12. INDEMNIFICATION. Each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit or proceeding against him; provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's Articles of Incorporation or Code of Regulations, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

13. TERM OF PLAN. This Plan shall expire on February 17, 2010 unless sooner terminated under Section 14.

14. AMENDMENT AND TERMINATION OF PLAN. The Board may, from time to time, amend the Plan or any provision thereof in such respects as the Board may deem advisable. Any amendment or termination of the Plan shall not adversely affect any Share Award previously granted without the Grantee's prior consent. The Board may, at any time, terminate the Plan.

15. BENEFITS OF THE PLAN. This Plan shall inure to the benefit of and be binding upon each successor of the Company. All rights and obligations imposed upon a Grantee shall be binding upon the Grantee's heirs, legal representatives and successors.

16. NON EXCLUSIVE COMPENSATION. The Share Awards granted pursuant to this Plan shall be in addition to any other compensation, cash or otherwise, determined by the Board to be paid to Non-Employee Directors.

17. GOVERNING LAW. The laws of the State of Ohio shall govern the Plan without regard to that state's conflicts of laws provisions and regardless of the citizenship or residence of any Grantee.

                        THE REYNOLDS AND REYNOLDS COMPANY
                         ANNUAL MEETING OF SHAREHOLDERS

                        THE REYNOLDS AND REYNOLDS COMPANY
                                   BUILDING 2
                                ONE REYNOLDS WAY
                               DAYTON, OHIO 45430

                                FEBRUARY 17, 2005

                              SHAREHOLDER RECEPTION
                                 CUSTOMER CENTER
                   COMMENCING 10:00 A.M. EASTERN STANDARD TIME

                                 ANNUAL MEETING
                        11:00 A.M. EASTERN STANDARD TIME

                                   DIRECTIONS
            FROM THE EAST OR WEST ON INTERSTATE 70 AND NORTH ON I-75
                              Take I-70 East to 675
            Take Exit 10 off of 675 (Indian Ripple Road/Dorothy Lane)
             Turn left onto Dorothy Lane at the end of the exit ramp
                  Turn right (3rd light) onto County Line Road
    Turn left into Reynolds and Reynolds, One Reynolds Way (second entrance) Proceed on One Reynolds Way between the buildings into the Visitor Parking area.

                             FROM THE SOUTH ON I-75
                                Take I-75 to 675
            Take Exit 10 off of 675 (Indian Ripple Road/Dorothy Lane)
             Turn left onto Dorothy Lane at the end of the exit ramp
                  Turn right (3rd light) onto County Line Road
    Turn left into Reynolds and Reynolds, One Reynolds Way (second entrance) Proceed on One Reynolds Way between the buildings into the Visitor Parking area.

                        THE REYNOLDS AND REYNOLDS COMPANY

                         ANNUAL MEETING OF SHAREHOLDERS

                           THURSDAY, FEBRUARY 17, 2005
                                 11:00 A.M. EST

                        THE REYNOLDS AND REYNOLDS COMPANY
                                ONE REYNOLDS WAY
                                DAYTON, OH 45430

If you consented to access your proxy information electronically, you may view it by going to The Reynolds and Reynolds Company's website. You can get there by typing in the following address: http://www.reyrey.com

If you would like to access the proxy materials electronically next year go to the following Consent site address: http://www.econsent.com/rey/

                               THE REYNOLDS AND REYNOLDS COMPANY
                               ONE REYNOLDS WAY
[REYNOLDS & REYNOLDS LOGO]     DAYTON, OH 45430                            PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS ON FEBRUARY 17, 2005.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 3 AND 4.

By signing the proxy, you revoke all prior proxies and appoint Douglas M. Ventura and Dale L. Medford, and each of them acting in the absence of the other, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting of Shareholders and all adjournments.

                      See reverse for voting instructions.

                                                                       COMPANY #

THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-560-1965 -- QUICK *** EASY *** IMMEDIATE

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on February 16, 2005.

- Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET -- http://www.eproxy.com/rey/ -- QUICK *** EASY *** IMMEDIATE

- Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on February 16, 2005.

- Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to The Reynolds and Reynolds Company, c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.

      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

                               Please detach here

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

1. Election of directors:  01 Stephanie W. Bergeron    03 Richard H. Grant, III    [ ] Vote FOR              [ ] Vote WITHHELD
                           02 Dr. David E. Fry         04 Ira D. Hall                  all nominees              from all nominees
                                                                                       (except as marked)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE   ---------------------------
THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)              ---------------------------

2. Approval of Non-Employee Director Stock Compensation Plan                    [ ] For   [ ] Against  [ ] Abstain

3. Approval of Material Terms of a Performance-based Compensation Plan          [ ] For   [ ] Against  [ ] Abstain

4. Ratification of Appointment of Deloitte & Touche LLP as Independent
   Registered Public Accounting Firm                                            [ ] For   [ ] Against  [ ] Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box [ ] Indicate changes below:  Date _____________________

                                                      --------------------------


                                                       -------------------------
                                                       Signature(s) in Box

                                                       Please sign exactly as
                                                       your name(s) appears on
                                                       Proxy. If held in joint
                                                       tenancy, all persons
                                                       should sign. Trustees,
                                                       administrators, etc.,
                                                       should include title and
                                                       authority. Corporations
                                                       should provide full name
                                                       of corporation and title
                                                       of authorized officer
                                                       signing the proxy.